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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                            -------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  MAY 9, 1996
                                                            -----------

                            -------------------------

                            R.P. SCHERER CORPORATION
             (Exact name of Registrant as specified in its charter)




          DELAWARE                                     13-3523163
 (State of Incorporation)              (I.R.S. Employer Identification Number)



               2075 WEST BIG BEAVER ROAD, TROY, MICHIGAN     48084
               (Address of principal executive offices)   (Zip code)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (810) 649-0900


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ITEM 5.   OTHER EVENTS

(a) In a press release dated May 9, 1996 (filed herewith as Exhibit 99), the Company released its financial results for the fiscal year ended March 31, 1996, and the special charge recorded for the Company's previously announced restructuring plan.

(b)  EXHIBITS TO THIS FORM 8-K


     EXHIBIT NUMBER                          DESCRIPTION
     --------------                          -----------

          99 Press Release of R.P. Scherer Corporation, dated May 9, 1996, reporting fiscal year 1996 financial results and special charge for restructuring plan.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        R.P. SCHERER CORPORATION
                                             (Registrant)

Date:  May 10, 1996                By:  /s/ Thomas J. Stuart
       ------------                     ------------------------------
                                        Thomas J. Stuart, Senior Vice
                                         President

                                                                      EXHIBIT 99


[R.P. Scherer Press Release Letterhead]

Nicole Williams
     Executive VP & CFO
     (810)649-0900



                                                           FOR IMMEDIATE RELEASE


                 SCHERER REPORTS RESULTS FOR FISCAL YEAR ENDED
                   MARCH 31, 1996 AND ANNOUNCES SPECIAL CHARGE
                             FOR RESTRUCTURING PLAN


TROY, MI, May 9, 1996 ..... R. P. Scherer Corporation (NYSE Symbol:  SHR)
reported today its sales and earnings results for the fiscal year and fourth quarter ended March 31, 1996. In addition, the Company disclosed that it has recorded a $33.8 million (approximately $.94 per share after tax) special charge for its previously announced restructuring plans. As a result of the special charge, the Company reported a net loss of $4.6 million, or $.19 per share, for the March 31, 1996 quarter.

     Before special charges and tax adjustments, net earnings for the fourth quarter ended March 31, 1996 were $15.0 million, or $.61 per share, an increase of 20% compared to $12.7 million, or $.51 per share, for the same quarter last year. For the full fiscal year, net earnings before the special items amounted to $50.1 million, or $2.04 per share, an increase of 11% from the $44.9 million, or $1.83 per share, reported for the prior year.

FOURTH QUARTER FINANCIAL RESULTS

     Sales were $152.2 million in the fourth fiscal quarter ended March 31, 1996, an increase of 1% from sales of $150.2 million reported for the same quarter last year. This modest sales growth reflects continued weakness of the nutritional softgel markets in the United Kingdom and elsewhere, as compared to an exceptionally strong sales performance in the prior year fourth quarter. The Company continued making progress in growing its pharmaceutical businesses, which represent a majority of the Company's total sales. Pharmaceutical softgel sales increased 10%, and sales of the Company's ZYDIS-Registered Trademark- fast dissolving drug delivery system increased 41% for the quarter ended March 31, 1996, compared to the same quarter last year.

     The Company recorded restructuring and other charges aggregating $33.8 million pretax in the March 31, 1996 quarter. The restructuring plan is designed to enhance the Company's long-term profitability by reducing and rationalizing manufacturing and overhead structures which were primarily servicing non-pharmaceutical markets. The restructuring plan includes the closure of the Company's softgel manufacturing plants in Windsor, Canada and Neuvic, France, as well as the consolidation and elimination of certain administrative, marketing and development staff positions in several other locations. A total of about 250 people have been or will be affected by the plan, representing approximately 7% of the Company's total work force. The restructuring and other charges include approximately $17.1 million in cash expenses, primarily for severance and other employee termination benefits, and approximately $16.7 million for fixed asset writedowns and other non-cash costs in connection with the facility closures.

     The after tax cost of the restructuring and other charges was approximately $.94 per share. The Company estimates the restructuring plan will result in cost savings of between $7 million and $9 million pretax in its fiscal year ending March 31, 1997, depending on the timing of completion of the restructuring plan. Cost savings after fiscal year 1997 are expected to exceed $10 million annually.

     The Company incurred an operating loss of $8.8 million for the fourth quarter of fiscal year 1996 as a result of the restructuring and other special charges. Operating income was $25.0 million before these charges, representing a 11% decline from operating income of $28.0 million in the prior year fourth quarter. Such decline in operating income is primarily the result of sub-optimal production capacity utilization and pricing pressures related to the nutritionals market situation, as well as higher depreciation and other costs associated with recent expansions and upgrades to the Company's pharmaceutical facilities. In addition, the prior year fourth quarter's results, which had set a new quarterly record for the Company, included sales related to the launches of certain high profit margin pharmaceutical softgel products.

     For the quarter ended March 31, 1996, the Company recorded a net loss of $4.6 million, or $.19 per share. Before the restructuring and other special items referred to above, the Company generated net income of approximately $15.0 million, or $.61 per share, a 20% increase as compared to $12.7 million, or $.51 per share, for the same quarter a year ago. The improvement in income before the restructuring and other charges resulted from declines in non-operating expenses, primarily minority interests in income of less than wholly owned subsidiaries, and, to a lesser extent, interest expense and a reduction in income taxes, as discussed below. Foreign currency exchange rate fluctuations did not have a significant effect on reported financial results when comparing the fourth quarters of the current and prior fiscal years.

FULL YEAR FINANCIAL RESULTS

     Sales for the year ended March 31, 1996 were $571.7 million, or an increase of 7% over sales of $536.7 million in the prior fiscal year. Part of the sales gain in fiscal 1996 was the result of a weaker U.S. dollar, on average, as compared to most foreign currencies. The sales increase would have been 3% as measured using constant exchange rates. A majority of the sales gain for fiscal 1996 resulted from a 13% improvement in sales of pharmaceutical softgels. Sales of non-pharmaceutical softgels, which include nutritional, cosmetic and recreational products, declined 2% overall as a result of the weakness of certain key markets, primarily in Europe. The Company's ZYDIS-Registered Trademark-operation generated revenues of $16.2 million for fiscal 1996, or an increase of approximately 40% from the prior year.

     Operating income for fiscal 1996 amounted to $66.9 million, as compared to $103.8 million in the prior fiscal year. Before the restructuring and other special charges, operating income for fiscal 1996 was $100.8 million, representing a decline of $3.0 million, or 3%, from the prior year level. Such decline was primarily the result of a $2.1 million increase in research and development expenditures, including a 42% increase in spending related to the Advanced Therapeutic Products group ("ATP"). ATP is engaged in the development of pharmaceutical products utilizing the Company's proprietary drug delivery technologies. The increase in sales did not yield incremental operating income, as pricing pressures and other factors related to the market situations discussed above, combined with higher depreciation and overhead costs associated with new and upgraded manufacturing facilities, resulted in a decline in gross margin to 34.4% in fiscal 1996 from 36.7% in fiscal 1995.

     The Company generated net income of $30.7 million, or $1.25 per share, for the year ended March 31, 1996. Before the effects of the restructuring and other special items, net income approximated $50.2 million, or $2.04 per share, an increase of 11% from net income of $44.9 million, or $1.83 per share, reported for the year ended March 31, 1995. In addition to a $2.1 million decline in minority interests in earnings of subsidiaries, the 1996 fiscal year's income benefited from a reduction of the consolidated effective income tax rate as a result of an approximate $3.0 million favorable adjustment related to the resolution of an outstanding tax audit issue in Australia. Before the effects of this adjustment and the restructuring and other charges, the consolidated effective tax rate was approximately 30%, as compared to approximately 33% in the prior fiscal year. Such lower income tax rate reflects changes in the geographic mix of pretax income, higher utilization of foreign tax and other tax credits and the effectiveness of various tax planning strategies. The favorable effects of the weaker U.S. dollar added an estimated $.04 to the Company's increase in earnings per share for fiscal year 1996.

OUTLOOK

     In commenting on the financial results for fiscal 1996 and management's expectations for the future, a Company spokesperson said, "We continue to face a number of difficult issues which may constrain our fiscal 1997 earnings growth. The nutritional markets remain weak in Europe and Asia, and while we continue to take steps necessary to address these conditions, we are not able to predict with confidence the extent or timing of a turnaround in these markets. Furthermore, certain important pharmaceutical softgel products which showed large sales increases in fiscal 1996 may experience a decline in fiscal year 1997 as a result of inventory pipeline adjustments and other reasons. These factors, combined with a comparatively stronger U.S. dollar and increasing infrastructure costs related to the Company's pharmaceutical segment strategy, will likely affect the sales and income results in fiscal 1997, with the first quarter expected to be the most difficult comparison."

     "While we have a cautious revenue outlook for fiscal 1997, the cost savings and other benefits of our restructuring program are expected to provide earnings improvements. The Company has a number of important pharmaceutical softgel and ZYDIS-Registered Trademark- products in the later stages of development which we project will allow pharmaceutical sales to resume mid-teens annual growth in fiscal 1998 and after. We remain committed to the investment program in support of our pharmaceutical business, and though these investments are significant and will largely precede the associated revenues, they give us ample reason for confidence in the Company's future. We believe that our stated objective of average long-term net earnings growth of 20% or more per year continues to be appropriate."

     Except for the historical information contained herein, the matters discussed in this release are forward looking statements that involve risks and uncertainties, including whether certain of the Company's products can be successfully developed and commercialized, whether regulatory approvals can be obtained and the impact of competitive products and pricing. These forward looking statements represent R. P. Scherer's judgment as of the date this information was prepared.

     The Company will be conducting an analyst meeting later today to discuss the 1996 fiscal-year results, key pharmaceutical products under development and other aspects of the Company's business situation and strategies. Persons interested in listening to a taped recording of management's comments during this meeting may do so by telephoning (800)839-8336 or (402)280-9013 after approximately 8:00 p.m. on Thursday, May 9.

     R.P. Scherer Corporation, an international developer and manufacturer of drug delivery systems, is the world's largest producer of soft gelatin capsules ("softgels"). The Company is currently developing and commercializing a variety of advanced drug delivery systems. The Company's proprietary drug delivery systems improve the efficacy of drugs by regulating the dosage so as to ease administration, increase absorption, enhance bioavailability and control the time and place of release. The Company operates a global network of 18 facilities in 12 countries.

R.P. SCHERER CORPORATION AND SUBSIDIARIES
SUMMARY OF FINANCIAL RESULTS
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                         THREE MONTHS
                                                                                        ENDED MARCH 31,
                                                                           ----------------------------------------           %
                                                                              1996                           1995          CHANGE
                                                                           ----------                    ----------     -----------

SUMMARY FINANCIAL INFORMATION:
Net Sales                                                                    $152,239                      $150,217           1%
                                                                           ----------                    ----------
                                                                           ----------                    ----------
Operating Income exclusive of Restructuring
  and Other Charges                                                           $24,994                       $27,962         -11%
                                                                           ----------                    ----------
                                                                           ----------                    ----------
Operating Margin exclusive of R&D Expenses and
  Restructuring and Other Charges                                               20.4%                         23.3%
                                                                           ----------                    ----------
                                                                           ----------                    ----------
Income from Continuing Operations per Common Share
  before Restructuring and Other Special Items                                  $0.61                         $0.51           20%
                                                                           ----------                    ----------
                                                                           ----------                    ----------

SUMMARY INCOME STATEMENT DATA:                                                  1996                         1995
                                                                           ----------                    ----------

Net Sales                                                                    $152,239                     $150,217
Cost of Sales                                                                 101,885                       95,311
Selling and Administrative Expenses                                            19,359                       19,886
Restructuring and Other Charges                                                33,804                            -


Research and Development Expenses:
  Recurring Activities                                          $3,340                        $4,453
  Advanced Therapeutics Products Group                           2,661                         2,605
                                                            ----------                    ----------
    Total Research and Development Expenses                                     6,001                         7,058
                                                                           ----------                    ----------
Operating Income                                                              (8,810)                        27,962

Interest Expense                                                                2,657                         3,128
Interest Earned and Other                                                       (807)                         (267)
                                                                           ----------                    ----------

Income (Loss) from Operations before
  Income Taxes and Minority Interests                                        (10,660)                        25,101

Income Taxes                                                                  (8,567)                         7,082
Minority Interests                                                              2,477                         5,336
                                                                           ----------                    ----------

Net Income                                                                   ($4,570)                       $12,683
                                                                           ----------                    ----------
                                                                           ----------                    ----------

Per Common and Common Equivalent Shares:
  Net Income                                                                  ($0.19)                         $0.51
                                                                           ----------                    ----------
                                                                           ----------                    ----------
Average Number of Common and Common
  Equivalent Shares                                                            24,563                        24,640


R.P. SCHERER CORPORATION AND SUBSIDIARIES
SUMMARY OF FINANCIAL RESULTS
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                         FISCAL YEAR
                                                                                        ENDED MARCH 31,
                                                                           ----------------------------------------
                                                                                                                            %
                                                                              1996                          1995          CHANGE
                                                                           ----------                    ----------     ----------
SUMMARY FINANCIAL INFORMATION:

Net Sales                                                                    $571,710                      $536,682          7%
                                                                           ----------                    ----------
                                                                           ----------                    ----------
Operating Income exclusive of Restructuring and
  Other Charges                                                              $100,750                      $103,822         -3%
                                                                           ----------                    ----------
                                                                           ----------                    ----------
Operating Margin exclusive of R&D Expenses and
  Restructuring and Other Charges                                               21.7%                         23.3%
                                                                           ----------                    ----------
                                                                           ----------                    ----------
Income from Continuing Operations per Common Share
  before Restructuring and Other Special Items                                  $2.04                         $1.83         11%
                                                                           ----------                    ----------
                                                                           ----------                    ----------

SUMMARY INCOME STATEMENT DATA:                                                1996                          1995
                                                                           ----------                    ----------

Net Sales                                                                    $571,710                      $536,682
Cost of Sales                                                                 375,088                       339,923
Selling and Administrative Expenses                                            72,485                        71,661
Restructuring and Other Charges                                                33,804                             -

Research and Development Expenses:
  Recurring activities                                         $14,912                       $15,288
  Advanced Therapeutics Products Group                           8,475                         5,988
                                                            ----------                    ----------
        Total Research and Development Expenses                                23,387                        21,276
                                                                           ----------                    ----------

Operating Income                                                               66,946                       103,822

Interest Expense                                                               12,595                        13,758
Interest Earned and Other                                                     (2,281)                       (1,523)
                                                                           ----------                    ----------
Income from Operations before
  Income Taxes and Minority Interests                                          56,632                        91,587

Income Taxes                                                                   11,655                        30,352
Minority Interests                                                             14,274                        16,276
                                                                           ----------                    ----------

Net Income                                                                   $30,703                        $44,859
                                                                           ----------                    ----------
                                                                           ----------                    ----------

Per Common and Common Equivalent Shares:
  Net Income                                                                    $1.25                         $1.83
                                                                           ----------                    ----------
                                                                           ----------                    ----------

Average Number of Common and Common
     Equivalent Shares                                                         24,535                        24,519
